Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	William C. McCartney
Chief Financial Officer

		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS SECOND QUARTER 2009 RESULTS

North Andover, MA July 28, 2009.  Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the second quarter ended June 28, 2009.  Sales for the second quarter of 2009 were $312.4 million, a decrease of $72.5 million, or 19%, compared to the second quarter of 2008. Net loss for the second quarter of 2009 was $3.6 million, or ($0.10) per share, compared to net income of $19.8 million, or $0.54 per share, for the second quarter of 2008.  The net loss for the second quarter of 2009 includes a loss from discontinued operations of $18.7 million, or ($0.51) per share, primarily related to a loss incurred from placing TEAM Precision Pipework, Ltd. (TEAM) in administration, as previously announced.  Quarterly and year-to-date results for 2009 and 2008 have been restated to include TEAM’s operating results in discontinued operations.  Income from continuing operations attributable to Watts Water Technologies, Inc. for the second quarter of 2009 decreased by $4.8 million, or 24%, to $15.1 million, or $0.41 per share, compared to income from continuing operations for the second quarter of 2008 of $19.9 million, or $0.54 per share.

Sales for the first six months of 2009 were $605.9 million, a decrease of $118.7 million, or 16%, compared to the comparable period of 2008. Net loss for the first six months of 2009 was $0.2 million, or ($0.01) per share, compared to net income of $33.5 million, or $0.91 per share, for the comparable period of 2008. Income from continuing operations attributable to Watts Water Technologies, Inc. for the first six months of 2009 decreased by $14.4 million, or 43%, to $18.9 million, or $0.51 per share, compared to income from continuing operations for the comparable period of 2008 of $33.3 million, or $0.90 per share.

Results for the second quarter of 2009 include after-tax charge of $0.01 per share for restructuring, compared to an after-tax charge of $0.02 per share, for the second quarter of 2008. Second quarter results for 2009 also include net after-tax income of $0.03 per share, as a result of two legal settlements.

The effective tax rate for continuing operations increased to 34.2% in the second quarter of 2009 from 31.2% in the second quarter of 2008. The increase was primarily due to a 2008 one-time benefit associated with a tax law change in Italy and the favorable completion of statutory tax audits in the second quarter of 2008 totaling $1.1 million, or approximately $0.03 per share.

Patrick S. O’Keefe, Chief Executive Officer, commented, “Our results for the second quarter continued to be negatively affected by a weak U.S. commercial construction market and recessionary pressures in Europe.  Consolidated sales decreased by $72.5 million, or 19%, due primarily to a decrease in organic sales of $63.5 million, or 17%, and unfavorable changes in foreign exchange rates of $16.4 million, or 4%, offset by contributions from Blücher Metals A/S (Blücher) of $10.6 million, or 3%.  Also, sales in the second quarter of 2008 included $3.2 million, or 1%, attributable to Tianjin Tanggu Watts Valve Co. Ltd (TWT), a company we sold in October 2008.

“Sales in our North American segment decreased in the second quarter of 2009 by $40.2 million, or 17%, to $194.4 million, compared to $234.6 million for the second quarter of 2008.  This decrease was primarily due to a decline in organic sales of $37.7 million, or 16%, and unfavorable foreign exchange movements of $2.5 million, or 1%, associated with the weakening of the Canadian dollar versus the U.S. dollar.

“Organic sales in our North American wholesale market for the second quarter of 2009 decreased 18% compared to the second quarter of 2008, primarily from reductions in sales of our backflow, plumbing and heating and gas connector product lines.  Our North American home improvement retail market sales declined 7% for the second quarter of 2009 compared to the second quarter of 2008 due to significant product rollouts last year and a decline in discretionary remodeling.

“We derived 35% of our total sales for the second quarter of 2009 from our European segment. European sales decreased $26.0 million, or 19%, to $109.1 million compared to $135.1 million for the second quarter of 2008.  This decrease was primarily due to a decline in organic sales of $22.6 million, or 17%, and unfavorable foreign exchange movements associated with the weakening of the euro versus the U.S. dollar of $14.0 million, or 10%, offset by contributions from Blücher, which we acquired on May 30, 2008, of $10.6 million, or 8%.  Sales in all major channels and markets declined, led by wholesale sales declines in Italy, Germany and Eastern Europe and OEM sales declines in Germany.

“Sales in our China segment in the second quarter of 2009 decreased $6.3 million, or 41%, to $8.9 million compared to the second quarter of 2008. As mentioned previously, sales in the second quarter of 2008 included $3.2 million attributable to TWT.  In addition, organic sales decreased $3.2 million, or 21%.

Mr. O’Keefe continued, “Our operating income for the second quarter of 2009 decreased by $6.6 million, or 19%, to $28.4 million as compared to $35.0 million in the second quarter of 2008. The decrease was due to an organic decline of $8.0 million, or 23% and unfavorable foreign exchange movements of $1.9 million, or 5%, partially offset by an increase from the acquisition of Blücher of $1.1 million, or 3%.  Further, in 2008, an operating loss of $2.0 million, or 6%, was recorded for TWT. Operating margins of 9.1% in the second quarter of 2009 were consistent with the second quarter of 2008.  A gross margin increase of 1.1% was offset by a similar increase in operating expenses.  The higher gross margin percentage was due primarily to the inclusion of Blücher for a full quarter’s results in 2009 and the elimination of TWT’s operations from this year’s results.  Organically, operating expenses decreased 13%.”

Mr. O’ Keefe concluded, “We continue to generate positive cash flow through our various working capital initiatives.  For the six month period ended June 28, 2009, we generated approximately $66.0 million of free cash flow, which compares favorably to free cash flow of $27.5 million in the first six months of 2008.  Free cash flow as a percentage of income from continuing operations was 349% in the first six months of 2009 as compare to 83% in the first six months of 2008. This strong result was due to better working capital management and also closely monitoring our capital spending.”

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we sometimes use non-GAAP financial measures, such as free cash flow and the net debt to capitalization ratio, that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. The non-GAAP items, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The presentation of this additional information is not meant to be considered in isolation or as a substitute for changes in cash and cash equivalents prepared in accordance with GAAP.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss second quarter results for 2009 on Tuesday, July 28, 2009, at 5:00 p.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until July 28, 2010.

Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release may include statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies’ current views about future results of operations and other forward-looking information.  In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. You should not rely on forward-looking statements because Watts’ actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors.  These factors include, but are not limited to, the following:  the current economic and financial crisis, which can affect levels of housing starts and remodeling, affecting the markets where the Company’s products are sold, manufactured, or marketed; shortages in and pricing of raw materials and supplies; loss of market share through competition; introduction of competing products by other companies; pressure on prices from competitors, suppliers, and/or customers; changes in variable interest rates on Company borrowings; identification and disclosure of material weaknesses in our internal control over financial reporting; failure to expand our markets through acquisitions; failure or delay in developing new products; lack of acceptance of new products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products; environmental compliance costs; product liability risks; the results and timing of the Company’s manufacturing restructuring plan; changes in the status of current litigation, including the James Jones case; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission.  Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in millions, except per share information)
(Unaudited)

	Second Quarter Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008
STATEMENTS OF INCOME

Net sales	$312.4	$384.9	$605.9	$724.6

Income from continuing operations attributable to Watts Water Technologies, Inc.	$15.1	$19.9	$18.9	$33.3
Income (loss) from discontinued operations	(18.7)	(0.1)	(19.1)	0.2
Net income (loss)	$(3.6)	$19.8	$(0.2)	$33.5

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares & Equivalents	37.0	36.8	37.0	37.0

Income (loss) per Share attributable to Watts Water Technologies, Inc.:
Continuing operations	$0.41	$0.54	$0.51	$0.90
Discontinued operations	(0.51)	-	(0.52)	0.01
Net income (loss)	$(0.10)	$0.54	$(0.01)	$0.91

Cash dividends per share	$0.11	$0.11	$0.22	$0.22

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in millions, except share information)
(Unaudited)

	June 28,	December 31,
ASSETS	2009	2008
CURRENT ASSETS:
Cash and cash equivalents	$178.6	$165.6
Trade accounts receivable, less allowance for doubtful accounts of
$12.0 million at June 28, 2009 and $12.2 million at December 31, 2008	208.4	221.3
Inventories, net:
Raw materials	89.6	107.4
Work in process	37.2	44.9
Finished goods	163.4	186.7
Total Inventories	290.2	339.0
Prepaid expenses and other assets	20.3	14.6
Deferred income taxes	48.0	47.5
Assets of discontinued operations	12.7	11.6
Total Current Assets	758.2	799.6

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	470.6	465.4
Accumulated depreciation	(242.7)	(228.0)
Property, plant and equipment, net	227.9	237.4

OTHER ASSETS:
Goodwill	424.8	431.3
Long-term investment securities	8.1	8.3
Intangible assets, net	163.8	174.6
Other, net	8.8	8.9
TOTAL ASSETS	$1,591.6	$1,660.1

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$86.8	$115.2
Accrued expenses and other liabilities	105.5	103.9
Accrued compensation and benefits	41.4	41.6
Current portion of long-term debt	1.5	4.5
Liabilities of discontinued operations	29.7	29.7
Total Current Liabilities	264.9	294.9

LONG-TERM DEBT, NET OF CURRENT PORTION	367.1	409.8
DEFERRED INCOME TAXES	39.9	42.4
OTHER NONCURRENT LIABILITIES	68.9	70.6

STOCKHOLDERS' EQUITY:
Preferred Stock, $.10 par value; 5,000,000 shares authorized;
no shares issued or outstanding	-	-
Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
1 vote per share; issued and outstanding: 29,422,225 shares at June 28, 2009
and 29,250,175 shares at December 31, 2008	2.9	2.9
Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
10 votes per share; issued and outstanding: 7,193,880 shares at June 28, 2009
and 7,293,880 at December 31, 2008	0.7	0.7
Additional paid-in capital	391.0	386.9
Retained earnings	442.9	451.7
Accumulated other comprehensive income	13.3	0.2
Total Stockholders' Equity	850.8	842.4
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,591.6	$1,660.1

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in millions, except per share information)
(Unaudited)

	Second Quarter Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008
Net sales	$312.4	$384.9	$605.9	$724.6
Cost of goods sold	201.9	252.9	398.0	479.2
GROSS PROFIT	110.5	132.0	207.9	245.4
Selling, general & administrative expenses	81.3	96.0	162.1	182.5
Restructuring and other charges	0.8	1.0	2.3	2.0

OPERATING INCOME	28.4	35.0	43.5	60.9
Other (income) expense:
Interest income	(0.3)	(1.3)	(0.5)	(3.6)
Interest expense	5.7	6.7	11.3	13.3
Other	-	1.4	(0.5)	3.8
	5.4	6.8	10.3	13.5
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND NONCONTROLLING INTEREST	23.0	28.2	33.2	47.4
Provision for income taxes	7.9	9.0	14.3	16.0

INCOME FROM CONTINUING OPERATIONS	15.1	19.2	18.9	31.4
Income (loss) from discontinued operations, net of taxes	(18.7)	(0.1)	(19.1)	0.2

NET INCOME (LOSS) BEFORE NON CONTROLLING INTEREST	(3.6)	19.1	(0.2)	31.6
Net loss attributable to the noncontrolling interest	-	0.7	-	1.9

NET INCOME (LOSS) ATTRIBUTABLE TO WATTS WATER TECHNOLOGIES, INC.	$(3.6)	$19.8	$(0.2)	$33.5

Net income from continuing operations attributable to Watts Water Technologies, Inc.	$15.1	$19.9	$18.9	$33.3

BASIC EPS
Income (loss) per share attributable to Watts Water Technologies, Inc.:
Continuing operations	$0.41	$0.54	$0.51	$0.91
Discontinued operations	(0.51)	-	(0.52)	0.01
NET INCOME (LOSS)	$(0.10)	$0.54	$(0.01)	$0.91
Weighted average number of shares	37.0	36.6	36.9	36.8

DILUTED EPS
Income (loss) per share attributable to Watts Water Technologies, Inc.:
Continuing operations	$0.41	$0.54	$0.51	$0.90
Discontinued operations	(0.51)	-	(0.52)	0.01
NET INCOME (LOSS)	$(0.10)	$0.54	$(0.01)	$0.91
Weighted average number of shares	37.0	36.8	37.0	37.0

Dividends per share	$0.11	$0.11	$0.22	$0.22

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in millions)
(Unaudited)

Net Sales

	Second Quarter Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008

North America	$194.4	$234.6	$371.9	$446.0
Europe	109.1	135.1	217.3	253.5
China	8.9	15.2	16.7	25.1
Total	$312.4	$384.9	$605.9	$724.6

Operating Income (Loss)

	Second Quarter Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008

North America	$19.1	$27.5	$33.6	$48.1
Europe	12.0	17.5	21.9	31.5
China	0.9	(2.7)	0.3	(4.1)
Corporate	(3.6)	(7.3)	(12.3)	(14.6)
Total	$28.4	$35.0	$43.5	$60.9

Intersegment Sales

	Second Quarter Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008

North America	$0.9	$1.8	$2.0	$3.2
Europe	1.4	2.3	3.3	3.6
China	29.1	35.5	55.4	63.4
Total	$31.4	$39.6	$60.7	$70.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

TABLE 1
RECONCILIATION OF NET CASH PROVIDED BY CONTINUING OPERATIONS TO FREE CASH FLOW
(Amounts In Millions)
(Unaudited)

	Six Months Ended
	June 28,	June 29,
	2009	2008

Net cash provided by continuing operations	$74.5	$41.8
Less: additions to property, plant, and equipment	(8.9)	(14.5)
Plus: proceeds from the sale of property, plant, and equipment	0.4	0.2
Free cash flow	$66.0	$27.5

TABLE 2
RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO
(Dollars In Millions)
(Unaudited)

	June 28,	December 31,
	2009	2008

Current portion of long-term debt	$1.5	4.5
Plus: Long-term debt, net of current portion	367.1	409.8
Less: Cash and cash equivalents	(178.6)	(165.6)
Net debt	$190.0	248.7

Net debt	$190.0	248.7
Plus: Total stockholders' equity	850.8	842.4
Capitalization	$1,040.8	1,091.1

Net Debt to Capitalization Ratio	18.3%	22.8%